Exhibit 10.2

LEAK-OUT AGREEMENT

May 14, 2020

This agreement (the “Leak-Out Agreement”) is being delivered to you in connection with an understanding by and among Summit Wireless Technologies, Inc., a Delaware corporation (the “Company”), and Alexander Capital, L.P. (the “Holder”).

Reference is hereby made to that certain Settlement Agreement and Release, executed and delivered by the Company and Holder on May 14, 2020 (the “Settlement Agreement”), pursuant to which the Company agreed to issue to Holder 50,000 shares (the “Settlement Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) as partial consideration for the releases set forth in the Settlement Agreement. Capitalized terms not defined herein shall have the meaning as set forth in the Settlement Agreement.

The Holder agrees solely with the Company that, subject to any other contemporaneously executed leak-out or lock-up agreement that may be executed between or among the Holder and the Company in proximity to this Leak-Out Agreement (collectively, the “Other Leak-Out Agreements”) regarding the Holder’s trading with terms that are no less restrictive than the terms contained herein, following the date hereof (such date, the “Effective Date”) until the date that the Holder no longer holds any of the Settlement Shares (the “Restricted Period”), neither the Holder, nor any affiliate, representative, subsidiary, parent, partner, officer, employee, agent, attorney or any heirs or successors to any of the foregoing (“Affiliate”) of the Holder which (x) had or has knowledge of the transactions contemplated by the Settlement Agreement, or (y) has or shares discretion relating to the Holder’s investments or trading or information concerning the Holder’s investments, including in respect of the Settlement Shares (together, the “Holder’s Trading Affiliates”), collectively, shall sell dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) during the Restricted Period, shares of Common Stock in an amount more than, during any Trading Day during the Restricted Period, 5,000 shares of Common Stock per Trading Day. For the purposes hereof, “Trading Day” means a day on which the Common Stock is traded on the Nasdaq Capital Market, the NYSE American, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or any successors of any of the foregoing, as applicable.

Notwithstanding anything herein to the contrary, during the Restricted Period, none of Holder’s Trading Affiliates shall be prevented from executing unsolicited transactions of Common Stock nor shall they be prevented from fulfilling any obligation to any customer or client as required by state or federal securities laws or any regulations of any body, including but not limited to FINRA and the SEC. Further, no transaction covered by this paragraph shall be applied toward the foregoing 5,000 shares of Common Stock per Trading day limit.

Notwithstanding anything herein to the contrary, during the Restricted Period, the Holder may, directly or indirectly, sell or transfer all, or any part, of the Settlement Shares to any Person (an “Assignee”) in a transaction which does not need to be reported on the Nasdaq consolidated tape, without complying with (or otherwise limited by) the restrictions set forth in this Leak-Out Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Leak-Out Agreement (an “Assignee Agreement”, and each such transfer a “Permitted Transfer”) and, subsequent to a Permitted Transfer, sales of the Holder and the Holder’s Trading Affiliates and all Assignees (other than any such sales that constitute Permitted Transfers) shall be aggregated for all purposes of this Leak-Out Agreement and all Assignee Agreements.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing and shall be given in accordance with the terms of the Settlement Agreement.

This Leak-Out Agreement and the Settlement Agreement, together, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this Leak-Out Agreement shall be governed by the applicable provisions of the Settlement Agreement.

Signature Page Follows

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Leak-Out Agreement, the other party or parties hereto will not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

Sincerely,

SUMMIT WIRELESS TECHNOLOGIES, INC.

By:
Name:
Title:

Agreed to and Acknowledged:

“HOLDER”

ALEXANDER CAPITAL, L.P.

By:
Name:
Title: